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                                   EXHIBIT 11

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                                                                      EXHIBIT 11

                     U.S. HOME CORPORATION AND SUBSIDIARIES

         INCOME (LOSS) PER COMMON SHARE FOR THE CONSOLIDATED STATEMENTS
                                 OF OPERATIONS
       INCOME (LOSS) HAS BEEN COMPUTED ON THE WEIGHTED AVERAGE NUMBER OF
       COMMON SHARES AND COMMON SHARE EQUIVALENTS OUTSTANDING AS FOLLOWS:
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               YEARS ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1993            1992            1991
                                                      -----------     -----------     -----------
Income (loss) per common and common
  equivalent shares --
  Net income (loss).................................  $    71,691     $   (21,354)    $    (8,810)
                                                      -----------     -----------     -----------
                                                      -----------     -----------     -----------
  Weighted average common shares outstanding........   11,259,262      11,284,885      11,284,885
  Effect of assumed exercise of dilutive stock
     options
     and warrants...................................      371,809              --              --
                                                      -----------     -----------     -----------
  Total common and common equivalent shares.........   11,631,071      11,284,885      11,284,885
                                                      -----------     -----------     -----------
                                                      -----------     -----------     -----------
Income (loss) per common and common
  equivalent shares.................................  $      6.16     $     (1.89)    $      (.78)
                                                      -----------     -----------     -----------
                                                      -----------     -----------     -----------
  Income (loss) per common share, assuming
     full dilution --
  Net income (loss).................................  $    71,691     $   (21,354)    $    (8,810)
  Add interest applicable to 4.875% convertible
     subordinated debentures........................          174              --              --
                                                      -----------     -----------     -----------
Income (loss) per common share, assuming full
  dilution..........................................  $    71,865     $   (21,354)    $    (8,810)
                                                      -----------     -----------     -----------
                                                      -----------     -----------     -----------
  Total common and common equivalent shares.........   11,631,071      11,284,885      11,284,885
  Assumed additional common shares from exercise of
     dilutive stock options and warrants resulting
     from use of market price of common stock at end
     of period......................................      102,550              --              --
  Assumed conversion of 4.875% convertible
     subordinated debentures at $35.50 per share at
     date of issuance (see Note 5 of Notes to
     Consolidated Financial Statements).............      376,616              --              --
                                                      -----------     -----------     -----------
  Common shares, assuming full dilution.............   12,110,237      11,284,885      11,284,885
                                                      -----------     -----------     -----------
                                                      -----------     -----------     -----------
  Income (loss) per common share, assuming
     full dilution..................................  $      5.93     $     (1.89)    $      (.78)
                                                      -----------     -----------     -----------
                                                      -----------     -----------     -----------

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Note a -- See Note 1 of Notes to Consolidated Financial Statements

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